                                                                     EXHIBIT 2.7




                                     FORM OF

                            INDEMNIFICATION AGREEMENT



                                     BETWEEN



                              QUANTUM CORPORATION,


                               INSULA CORPORATION

                                       AND

                               MAXTOR CORPORATION




                                __________, 200_

                                TABLE OF CONTENTS


                                                                                              PAGE
                                                                                              ----
1.      INDEMNIFICATION..........................................................................1

        1.1    INDEMNIFICATION BY SPINCO.........................................................1
        1.2    INDEMNIFICATION BY COMPANY........................................................2
        1.3    PROCEDURES FOR DEFENSE, SETTLEMENT AND INDEMNIFICATION OF THIRD PARTY
               CLAIMS............................................................................2
        1.4    ADDITIONAL MATTERS................................................................4
        1.5    SURVIVAL OF INDEMNITIES...........................................................4

2.      MISCELLANEOUS............................................................................4

        2.1    LIMITATION OF LIABILITY...........................................................4
        2.2    ENTIRE AGREEMENT..................................................................5
        2.3    ACKNOWLEDGMENT....................................................................5
        2.4    GOVERNING LAW.....................................................................5
        2.5    TERMINATION.......................................................................5
        2.6    AMENDMENT.........................................................................5
        2.7    NOTICES...........................................................................5
        2.8    INTERPRETATION....................................................................7
        2.9    COUNTERPARTS......................................................................7
        2.10   NO THIRD PARTY BENEFICIARIES......................................................7
        2.11   SEVERABILITY......................................................................7
        2.12   OTHER REMEDIES; SPECIFIC PERFORMANCE..............................................7
        2.13   ASSIGNMENT........................................................................8
        2.14   AUTHORITY.........................................................................8

3.      DEFINITIONS..............................................................................8

        3.1    ACTION............................................................................8
        3.2    AFFILIATED COMPANY................................................................8
        3.3    ANCILLARY AGREEMENT...............................................................8
        3.4    ASSIGNMENT AGREEMENT..............................................................8
        3.5    CLAIMS COMMITTEE..................................................................8
        3.6    COMMINGLED CLAIMS.................................................................8
        3.7    COMPANY BUSINESS..................................................................8
        3.8    COMPANY GROUP.....................................................................8
        3.9    COMPANY INDEMNITEES...............................................................9
        3.10   HDD BUSINESS......................................................................9
        3.11   INDEMNITEE........................................................................9
        3.12   LIABILITIES.......................................................................9
        3.13   MERGER AGREEMENT..................................................................9
        3.14   PERSON............................................................................9
        3.15   SEPARATION AGREEMENT..............................................................9

        3.16   SEPARATION DATE...................................................................9
        3.17   SPINCO GROUP......................................................................9
        3.18   SPINCO INDEMNITEES................................................................9
        3.19   SUBSIDIARY........................................................................9
        3.20   TAX SHARING AGREEMENT.............................................................9
        3.21   TAXES.............................................................................9
        3.22   THIRD PARTY CLAIM.................................................................9



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                           INDEMNIFICATION AGREEMENT

        This Indemnification Agreement (this "AGREEMENT") is entered into on ___________, 200_ among Quantum Corporation, a Delaware corporation ("COMPANY"), Insula Corporation, a Delaware corporation ("SPINCO"), and Maxtor Corporation, a Delaware corporation ("MAXTOR"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Article III below or in the Amended and Restated Merger Agreement dated as of October 3, 2000 among the parties hereto and a wholly owned subsidiary of Maxtor (the "MERGER AGREEMENT").

                                    RECITALS

        WHEREAS, the Boards of Directors of Company and Spinco have each determined that it would be appropriate and desirable for Company and its Subsidiaries to contribute and transfer to Spinco and its Subsidiaries, and for Spinco and its Subsidiaries to receive and assume, directly or indirectly, the assets and liabilities currently associated with the HDD Business (the "SEPARATION") as more completely described in the Assignment and Assumption Agreement among Parent, Spinco and Maxtor dated the date hereof (the "ASSIGNMENT AND ASSUMPTION AGREEMENT");

        WHEREAS, following the transfer and assumption of such assets and liabilities to Spinco and immediately prior to and in connection with the merger of Spinco with and into Maxtor (the "MERGER"), Company will redeem from the holders of its HDD Common Stock all outstanding shares of HDD Common Stock in exchange for Spinco Common Stock in accordance with Section 2.4 of the Company's Restated Certificate of Incorporation (the "REDEMPTION");

        WHEREAS, the parties hereto desire to set forth certain agreements regarding indemnification and insurance in connection with the Separation, Merger and Redemption.

        NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

        I. INDEMNIFICATION

               1.1 INDEMNIFICATION BY SPINCO. Except as otherwise provided in this Agreement, Spinco shall, for itself and as agent for each member of the Spinco Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Company Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the Company Indemnitees, or which are imposed upon the Company Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

                      (a) the HDD Business, or any HDD Liability;

                      (b) any claim by a Transferred Employee (other than claims by a Transferred Employee against an employee or former employee of the Company Group who is not a Transferred Employee); and

                      (c) any breach by Spinco or any member of the Spinco Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement).

        In the event that any member of the Spinco Group makes a payment to the Company Indemnitees hereunder, and any of the Company Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, Company will promptly repay (or will procure an Company Indemnitee to promptly repay) such member of the Spinco Group the amount by which the payment made by such member of the Spinco Group exceeds the actual cost of the associated indemnified Liability.

               1.2 INDEMNIFICATION BY COMPANY. Except as otherwise provided in this Agreement, Company shall, for itself and as agent for each member of the Company Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Spinco Indemnitees from and against any and all Liabilities that any third party seeks to impose upon the Spinco Indemnitees, or which are imposed upon the Spinco Indemnitees, and that relate to, arise out of or result from any of the following items (without duplication):

                      (a) the Company Business, the Excluded Liabilities (as defined in the Assignment and Assumption Agreement) or any Liability of the Company Group other than the HDD Liabilities;

                      (b) any claim by an employee or former employee of the Company Group other than a Transferred Employee (including but not limited to claims that the Separation, Merger and Redemption constitute a change of control under such employees' agreements with the Company Group) except as expressly provided in the Merger Agreement; and

                      (c) any breach by Company or any member of the Company Group of the Separation Agreement or any of the Ancillary Agreements (including this Agreement).

In the event that any member of the Company Group makes a payment to the Spinco Indemnitees hereunder, and any of the Spinco Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery, Spinco will promptly repay (or will procure a Spinco Indemnitee to promptly repay) such member of the Company Group the amount by which the payment made by such member of the Company Group exceeds the actual cost of the indemnified Liability.

               1.3 PROCEDURES FOR DEFENSE, SETTLEMENT AND INDEMNIFICATION OF THIRD PARTY CLAIMS.

                      (a) Notice of Claims. If a Company Indemnitee or a Spinco Indemnitee (as applicable) (an "INDEMNITEE") shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Company Group or the Spinco Group of any claim or of the commencement by any such Person of any Action (collectively, a "THIRD PARTY CLAIM") with respect to which a party (an "INDEMNIFYING PARTY") may be obligated to provide indemnification to such Indemnitee pursuant to Section 1.2 or this
Section 1.3, or any other section of the Separation Agreement or any Ancillary Agreement (including this Agreement), Company and Spinco (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within 30 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this



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

Section 1.3(a) shall not relieve the related Indemnifying Party of its obligations under this Article I, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

                      (b) Defense of Claims Involving Commingled Products or Employees. With respect to Third Party Claims that involve (i) a commingled product with components supplied by both the HDD Business and the Company Business, (ii) an employee, consultant or contractor that was employed by both the HDD Business and the Company Business or (iii) any similar claims involving both the HDD Business and the Company Business (collectively, "COMMINGLED CLAIMS"), the party whose business sold the product, who last employed the employee or whose business is primarily related to the event, act or omission giving rise to the potential Liability shall manage the defense of, and may seek to settle or compromise, any such Commingled Claims. If the party managing the defense of such Commingled Claim is an Indemnitee with respect thereto, the costs and expenses of such defense shall be borne by the Indemnifying Party to the extent of the indemnity provided in the Separation Agreement, this Agreement or any Ancillary Agreement.

                      (c) Defense By Indemnifying Party. Other than in the case of a Commingled Claim an Indemnifying Party will manage the defense of and (unless the Indemnifying Party has specified any reservations or exceptions to the obligation to manage the defense or to indemnify that have been referred to, but not resolved by, the Claims Committee) may settle or compromise any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 1.3(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee that the Indemnifying Party will assume responsibility for managing the defense of such Third Party Claim, which notice shall specify any reservations or exceptions.

                      (d) Defense By Indemnitee. If an Indemnifying Party fails to assume responsibility for managing the defense of a Third Party Claim, or fails to notify an Indemnitee that it will assume responsibility as provided in
Section 1.3(c), such Indemnitee may manage the defense of such Third Party Claim; provided, however, that the Indemnifying Party shall reimburse all such costs and expenses in the event it is ultimately determined, in accordance with the procedures governing the Claims Committee, that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim.

                      (e) No Settlement By Indemnitee Without Consent. Unless the Indemnifying Party has failed to manage the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

                      (f) No Consent to Certain Judgments or Settlements Without Consent. Notwithstanding Section 1.3(e) above, no party shall consent to entry of any judgment or enter into any settlement of a Third Party Claim without the consent of the other party (such consent not to be unreasonably withheld) if the effect of such judgment or settlement is to (A) permit any injunction, declaratory judgment, other order or other nonmonetary relief to be entered, directly or indirectly, against the other party or (B) affect the other party in a material fashion due to the allocation of Liabilities and related indemnities set forth in the Separation Agreement, this Agreement or any other Ancillary Agreement.



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               1.4 ADDITIONAL MATTERS.

                      (a) Cooperation in Defense and Settlement. With respect to any Third Party Claim that implicates both Spinco and Company in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in the Separation Agreement, this Agreement or any of the Ancillary Agreements, the parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, associate counsel to assist in the defense of such claims.

                      (b) Substitution. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the parties regarding indemnification and the management of the defense of claims as set forth in this Article I shall not be altered.

                      (c) Subrogation. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

                      (d) Not Applicable to Taxes. This Agreement shall not apply to Taxes and liabilities relating thereto (which are covered by the Tax Sharing Agreement).

                      (e) Not Applicable to Employment Matters. This Agreement shall not apply to the matters covered by Article VI of the Merger Agreement.

               1.5 SURVIVAL OF INDEMNITIES. Except as otherwise provided herein, the rights and obligations of the members of the Company Group and the Spinco Group under this Article I shall survive the sale or other transfer by any party of any assets or businesses or the assignment by it of any liabilities or the sale by any member of the Company Group or the Spinco Group of the capital stock or other equity interests of any Subsidiary to any Person.

        II.    MISCELLANEOUS

               2.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY LOST PROFITS, LOSS OF DATA, LOSS OF USE, BUSINESS INTERRUPTION OR OTHER SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES EXCEPT IF THE PARTY HAS INTENTIONALLY OR KNOWINGLY FAILED TO COMPLY WITH ITS OBLIGATIONS HEREUNDER AND PROVIDED, THAT THE



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FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS
FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE INDEMNIFICATION AGREEMENT.

               2.2 ENTIRE AGREEMENT. This Agreement, the Merger Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

               2.3 ACKNOWLEDGMENT. The parties acknowledge that rights and obligations of Spinco shall be transferred to Maxtor by opinion of law. From and after the Effective Time (as defined in the Merger Agreement), Maxtor hereby acknowledges and agrees that it shall be liable for all of Spinco's responsibilities and obligations.

               2.4 GOVERNING LAW. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under the principles of conflicts of laws applicable thereto.

               2.5 TERMINATION. This Agreement may be terminated by mutual consent of Company and Maxtor.

               2.6 AMENDMENT. Subject to applicable Law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

               2.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

                      (a) if to the Company,  to:

                      QUANTUM CORPORATION
                      500 McCarthy Blvd.
                      Milpitas, CA 95035
                      Attention:  General Counsel
                      Telephone No.: (408) 894-4000
                      Facsimile No.: (408) 894-3218



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

                      with copies to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      One Market, Spear Street Tower
                      Suite 3300
                      San Francisco, California  94105
                      Attention:  Larry W. Sonsini, Esq.
                                  Michael J. Kennedy, Esq.
                      Telephone No. (415) 947-2012
                      Facsimile No.: (415) 947-2099


                      (b) if to Spinco,  to:

                      INSULA CORPORATION
                      500 McCarthy Blvd.
                      Milpitas, CA 95035
                      Attention:  Chief Executive Officer
                      Telephone No.: (408) 894-4000
                      Facsimile No.: (408) 894-3218

                      with copies to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      One Market, Spear Street Tower
                      Suite 3300
                      San Francisco, California  94105
                      Attention:  Larry W. Sonsini, Esq.
                                  Michael J. Kennedy, Esq.
                      Telephone No. (415) 947-2012
                      Facsimile No.: (415) 947-2099

                      (c) if to Maxtor,  to:

                      MAXTOR CORPORATION
                      510 Cottonwood Drive
                      Milpitas, CA 95035
                      Attention: General Counsel
                      Telephone No.: (408) 432-1700
                      Facsimile No.: (408) 432-4158



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

                      with a copy to:

                      Gray Cary Ware & Freidenrich LLP
                      400 Hamilton Street
                      Palo Alto, California 94301
                      Attention: Diane Holt Frankle, Esq.
                                 Henry Lesser, Esq.
                      Telephone No.: (650) 833-2000
                      Facsimile No.: (650) 327-3699


               2.8 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity.

               2.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party or parties hereto, it being understood that all parties hereto need not sign the same counterpart.

               2.10 NO THIRD PARTY BENEFICIARIES. Except as provided in Section 2.3, this Agreement is not intended to confer upon any person other than the parties to this Agreement any rights or remedies under this Agreement.

               2.11 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

               2.12 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the terms of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               2.13 ASSIGNMENT. Except as provided in Section 2.3, no party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               2.14 AUTHORITY. Each of the parties hereto represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with the terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        III.   DEFINITIONS

               3.1 ACTION. "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal.

               3.2 AFFILIATED COMPANY. "Affiliated Company" means, with respect to Company, any entity in which Company holds a 50% or less ownership interest, and with respect to Spinco, any entity in which Spinco holds a 50% or less ownership interest.

               3.3 ANCILLARY AGREEMENT. "Ancillary Agreement" has the meaning set forth in Section 2.1 of the Separation Agreement.

               3.4 ASSIGNMENT AGREEMENT. "Assignment Agreement" means the General Assignment and Assumption Agreement attached as Schedule 1 to the Merger Agreement.

               3.5 CLAIMS COMMITTEE. "Claims Committee" means a committee composed of (i) either the General Counsel or Associate General Counsel of Company and (i) either the General Counsel or Associate General Counsel of Maxtor.

               3.6 COMMINGLED CLAIMS. "Commingled Claims" has the meaning set forth in Section 1.3(b) of this Agreement.

               3.7 COMPANY BUSINESS. "Company Business" means any business of Company other than the HDD Business.

               3.8 COMPANY GROUP. "Company Group" means Company, each Subsidiary and Affiliated Company of Company (other than any member of the Spinco Group) immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliate Company of Company after the Separation Date.

               3.9 COMPANY INDEMNITEES. "Company Indemnitees" means Company, each member of the Company Group and each of their respective directors, officers and employees.

               3.10 HDD BUSINESS. "HDD Business" has the meaning set forth in the Assignment Agreement.

               3.11 INDEMNITEE. "Indemnitee" has the meaning set forth in
Section 1.3(a) hereof.

               3.12 LIABILITIES. "Liabilities" has the meaning set forth in the Assignment Agreement.

               3.13 MERGER AGREEMENT. "Merger Agreement" means the Amended and Restated Agreement and Plan of Merger and Reorganization by and among the Company, Spinco, Maxtor and a wholly owned subsidiary of Maxtor dated as of October 3, 2000.

               3.14 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

               3.15 SEPARATION AGREEMENT. "Separation Agreement" means the Separation and Redemption Agreement among Company, Spinco and Maxtor attached as
Schedule 2 to the Merger Agreement.

               3.16 SEPARATION DATE. "Separation Date" means the date provided in the Separation Agreement.

               3.17 SPINCO GROUP. "Spinco Group" means Spinco, Maxtor, each Subsidiary and Affiliated Company of Spinco immediately after the Separation Date and each Person that becomes a Subsidiary or Affiliated Company of Spinco after the Separation Date.

               3.18 SPINCO INDEMNITEES. "Spinco Indemnitees" means Spinco, each member of the Spinco Group and each of their respective directors, officers and employees.

               3.19 SUBSIDIARY. "Subsidiary" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person or its Subsidiaries owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body. Unless context otherwise requires, reference to Company and its Subsidiaries shall not include the subsidiaries of Company that will be transferred to Spinco after giving effect to the Separation.

               3.20 TAX SHARING AGREEMENT. "Tax Sharing Agreement" means the Tax Sharing Agreement, attached as Schedule 3 to the Merger Agreement.

               3.21 TAXES. "Taxes" has the meaning set forth in the Tax Sharing Agreement.

               3.22 THIRD PARTY CLAIM. "Third Party Claim" has the meaning set forth in Section 1.3(a) of this Agreement.



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

        IN WITNESS WHEREOF, each of the parties has caused this Indemnification Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                                        QUANTUM CORPORATION


                                        By:
                                           -------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                                        INSULA CORPORATION


                                        By:
                                           -------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                                        MAXTOR CORPORATION


                                        By:
                                           -------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------



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